Exhibit 99.1

OVERSEAS SHIPHOLDING GROUP REPORTS

THIRD QUARTER 2019 RESULTS

Tampa, FL – November 8, 2019 – Overseas Shipholding Group, Inc. (NYSE: OSG) (the “Company” or “OSG”) a provider of energy transportation services for crude oil and petroleum products in the U.S. Flag markets, today reported results for the third quarter 2019.

Highlights

●	Shipping revenues for the third quarter 2019 were $80.9 million, up 0.5% compared with the same period in 2018. Time charter equivalent (TCE) revenues(A), a non-GAAP measure, for the third quarter 2019 were $76.5 million, up 6.2% compared with the third quarter 2018.

●	Third quarter 2019 Adjusted EBITDA(B), a non-GAAP measure, was $16.1 million, up 47.7% from $10.9 million in the third quarter 2018.

●	Operating income for the third quarter of 2019 was $1.2 million, compared to an operating loss of $4.1 million in the third quarter of 2018.

●	Net loss for the third quarter 2019 was $3.8 million, or ($0.04) per diluted share, compared with net income of $11.9 million, or $0.13 per diluted share, for the third quarter 2018 at which time we recognized $21.7 million of previously deferred tax benefits upon completion of an Internal Revenue Service examination.

●	Total cash(C) was $49.7 million as of September 30, 2019.

●	On September 30, 2019, the Company took delivery of two 50,000 DWT class product and chemical tankers at Hyundai Mipo Dockyard Co., Ltd. The tankers, named the Overseas Gulf Coast and Overseas Sun Coast, will be operating in the international market under the Marshall Islands flag, with both vessels having entered into one-year time charters. We entered into loans in an aggregate principal amount of $50.0 million to finance the vessels.

Mr. Sam Norton, President and CEO, stated, “Attaining key commercial targets across the second half of 2019 has stood as a defining element of whether or not the business strategy we have been pursuing for the past several years would find success. In this respect, we are pleased to have been able to secure time charter contracts for a total of 10 of our vessels since the end of the second quarter, increasing our forward revenue cover for 2020 to over 75% of available vessel days. Several of these contracts are for firm periods of more than one year, adding increased duration to our charter book in addition to higher charter rates. In both these areas, we consider the progress evidenced as particularly promising for our future financial performance.”

Mr. Norton added, “Overall, third quarter results were gratifying, showing a marked improvement in operating performance over last year’s third quarter in the context of material changes to both vessels in operation and the mix of contract revenues.”

Third Quarter 2019 Results

Shipping revenues were $80.9 million for the quarter, up 0.5% compared with the third quarter of 2018. TCE revenues for the third quarter of 2019 were $76.5 million, an increase of $4.4 million, or 6.2%, compared with the third quarter of 2018. The increase primarily resulted from (a) an increase in average daily rates earned by the Company’s fleet, (b) decreased spot market exposure, (c) a 61 day decrease in scheduled drydocking, and (d) a 78 day decrease in unplanned repair days. The increase was offset by two fewer vessels in operation during the third quarter of 2019 compared to the third quarter of 2018.

Operating income for the third quarter of 2019 was $1.2 million, compared to an operating loss of $4.1 million in the third quarter of 2018.

A, B, C Reconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release.

Net loss for the third quarter 2019 was $3.8 million, or ($0.04) per diluted share, compared with net income of $11.9 million, or $0.13 per diluted share, for the third quarter 2018 at which time we recognized $21.7 million of previously deferred tax benefits upon completion of an Internal Revenue Service examination.

Adjusted EBITDA was $16.1 million for the third quarter, an increase of $5.2 million compared with the third quarter of 2018.

Conference Call

The Company will host a conference call to discuss its 2019 third quarter results at 9:00 a.m. Eastern Time (“ET”) on Friday, November 8, 2019.

To access the call, participants should dial (844) 850-0546 for domestic callers and (412) 317-5203 for international callers. Please dial in ten minutes prior to the start of the call.

A live webcast of the conference call will be available from the Investor Relations section of the Company’s website at http://www.osg.com/.

An audio replay of the conference call will be available starting at 11:00 a.m. ET on Friday, November 8, 2019 by dialing (877) 344-7529 for domestic callers and (412) 317-0088 for international callers, and entering Access Code 10136164.

About Overseas Shipholding Group, Inc.

Overseas Shipholding Group, Inc. (NYSE: OSG) is a publicly traded tanker company providing energy transportation services for crude oil and petroleum products in the U.S. Flag markets. OSG is a major operator of tankers and ATBs in the Jones Act industry. OSG’s 21 vessel fleet consists of two conventional ATBs, two lightering ATBs, three shuttle tankers, 10 conventional MR tankers, and two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as two Marshall Island flagged non-Jones Act MR tankers trading in international markets. In addition, OSG has two barges under construction in the U.S. that will be Jones Act qualified vessels, with delivery anticipated during 2020. These vessels are anticipated to be paired with the Company’s existing tugs operating in the Jones Act trade.

OSG is committed to setting high standards of excellence for its quality, safety and environmental programs. OSG is recognized as one of the world’s most customer-focused marine transportation companies and is headquartered in Tampa, FL. More information is available at www.osg.com.

Forward-Looking Statements

This press release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to our prospects, supply and demand for vessels in the markets in which we operate and the impact on market rates and vessel earnings, the expected delivery schedule of our two new barges under construction and their expected participation in the Jones Act trade, the continued stability of our niche business, and the impact of our time charter contracts on our future financial performance. Forward-looking statements are based on our current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in our Annual Report on Form 10-K and in similar sections of other filings we make with the SEC from time to time. We do not assume any obligation to update or revise any forward-looking statements except as required by applicable law. Forward-looking statements and written and oral forward-looking statements attributable to us or our representatives after the date of this press release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by us with the SEC.

Investor Relations & Media Contact:

Susan Allan, Overseas Shipholding Group, Inc.

(813) 209-0620

sallan@osg.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Shipping Revenues:

Time and bareboat charter revenues	$63,491	$51,033	$188,619	$159,113
Voyage charter revenues	17,435	29,503	68,503	117,820
	80,926	80,536	257,122	276,933

Operating Expenses:
Voyage expenses	4,424	8,481	15,762	30,135
Vessel expenses	33,993	33,865	98,960	101,025
Charter hire expenses	22,802	23,079	67,645	68,394
Depreciation and amortization	13,324	12,828	38,922	37,627
General and administrative	5,288	6,410	16,917	19,768
Bad debt expense	—	—	4,300	—
Loss on disposal of vessels and other property, including impairments, net	36	—	87	—
Total operating expenses	79,867	84,663	242,593	256,949
Income/(loss) from vessel operations	1,059	(4,127)	14,529	19,984
Equity in income/(loss) of affiliated companies	156	—	224	(10)
Operating income/(loss)	1,215	(4,127)	14,753	19,974
Other income, net	375	518	992	271
Income/(loss) before interest expense and income taxes	1,590	(3,609)	15,745	20,245
Interest expense	(6,047)	(7,828)	(19,124)	(23,401)
Loss before income taxes	(4,457)	(11,437)	(3,379)	(3,156)
Income tax benefit	694	23,385	1,075	21,821
Net (loss)/income	$(3,763)	$11,948	$(2,304)	$18,665

Weighted Average Number of Common Shares Outstanding:
Basic - Class A	89,375,668	88,535,376	89,210,136	88,337,614
Diluted - Class A	89,375,668	89,229,282	89,210,136	89,017,866
Per Share Amounts:
Basic and diluted net (loss)/income - Class A	$(0.04)	$0.13	$(0.03)	$0.21

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Consolidated Balance Sheets

($ in thousands)

	September 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$49,484	$80,417
Restricted cash	60	59
Voyage receivables, including unbilled of $4,532 and $10,160, net of reserve for doubtful accounts	7,172	16,096
Income tax receivable	476	439
Other receivables	2,781	3,027
Prepaid expenses	1,130	9,886
Inventories and other current assets	1,998	2,456
Total Current Assets	63,101	112,380
Vessels and other property, less accumulated depreciation	732,675	597,659
Deferred drydock expenditures, net	26,888	26,099
Total Vessels, Other Property and Deferred Drydock	759,563	623,758
Restricted cash - non current	114	165
Investments in and advances to affiliated companies	272	3,585
Intangible assets, less accumulated amortization	32,967	36,417
Operating lease right-of-use assets	257,630	—
Other assets	23,312	51,425
Total Assets	$1,136,959	$827,730
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$31,933	$34,678
Current portion of operating lease liabilities	89,136	—
Current portion of finance lease liabilities	4,011	—
Current installments of long-term debt	30,821	23,240
Total Current Liabilities	155,901	57,918
Reserve for uncertain tax positions	218	220
Noncurrent operating lease liabilities	191,046	—
Noncurrent finance lease liabilities	24,075	—
Long-term debt	344,696	322,295
Deferred income taxes, net	71,456	73,365
Other liabilities	19,982	44,464
Total Liabilities	807,374	498,262
Equity:
Common stock - Class A ($0.01 par value; 166,666,666 shares authorized; 85,668,793 and 84,834,790 shares issued and outstanding)	857	848
Paid-in additional capital	589,985	587,826
Accumulated deficit	(254,318)	(252,014)
	336,524	336,660
Accumulated other comprehensive loss	(6,939)	(7,192)
Total Equity	329,585	329,468
Total Liabilities and Equity	$1,136,959	$827,730

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Consolidated Statements of Cash Flows

($ in thousands)

	Nine Months Ended September 30,
	2019	2018
	(unaudited)	(unaudited)
Cash Flows from Operating Activities:
Net (loss)/income	$(2,304)	$18,665
Items included in net income not affecting cash flows:
Depreciation and amortization	38,922	37,627
Bad debt expense	4,300	—
Loss on disposal of vessels and other property, including impairments, net	87	—
Amortization of debt discount and other deferred financing costs	1,477	3,117
Compensation relating to restricted stock awards and stock option grants	1,212	2,312
Deferred income tax benefit	(1,851)	(22,328)
Interest on finance lease liabilities	941	—
Non-cash operating lease expense	62,058	—
Loss on extinguishment of debt, net	72	981
Other - net	—	1,575
Distributed earnings of affiliated companies	3,314	3,747
Payments for drydocking	(11,477)	(9,629)
Operating lease right-of-use assets	5,999	—
Operating lease liabilities	(61,366)	—
Changes in operating assets and liabilities, net	4,368	7,630
Net cash provided by operating activities	45,752	43,697
Cash Flows from Investing Activities:
Proceeds from disposals of vessels and other property	3,404	—
Expenditures for vessels and vessel improvements	(105,244)	(10,116)
Expenditures for other property	(1,399)	(124)
Net cash used in investing activities	(103,239)	(10,240)
Cash Flows from Financing Activities:
Payments on debt	(16,667)	(28,166)
Extinguishment of debt	(3,271)	(47,000)
Tax withholding on share-based awards	(294)	(359)
Issuance of debt	50,000	—
Deferred financing costs for issuance of debt	(1,417)	—
Payments on principal portion of finance lease liabilities	(1,847)	—
Net cash provided by/(used in) financing activities	26,504	(75,525)
Net decrease in cash, cash equivalents and restricted cash	(30,983)	(42,068)
Cash, cash equivalents and restricted cash at beginning of period	80,641	166,269
Cash, cash equivalents and restricted cash at end of period	$49,658	$124,201

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provides a breakdown of TCE rates achieved for spot and fixed charters and the related revenue days for the three and nine months ended September 30, 2019 and the comparable period of 2018. Revenue days in the quarter ended September 30, 2019 totaled 1,735 compared with 1,874 in the prior year quarter. A summary fleet list by vessel class can be found later in this press release.

	2019		2018
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Three Months Ended September 30,
Jones Act Handysize Product Carriers:
Average rate	$2,825	$57,494	$17,133	$56,999
Revenue days	184	1,009	276	797
Non-Jones Act Handysize Product Carriers:
Average rate	$32,809	$12,810	$16,541	$—
Revenue days	92	91	184	—
ATBs:
Average rate	$938	$21,507	$15,233	$22,171
Revenue days	14	166	235	224
Lightering:
Average rate	$56,923	$—	$65,023	$—
Revenue days	179	—	158	—

	2019		2018
	Spot Earnings	Fixed Earnings	Spot Earnings	Fixed Earnings
Nine Months Ended September 30,
Jones Act Handysize Product Carriers:
Average rate	$20,635	$57,192	$30,931	$60,759
Revenue days	431	2,950	894	2,315
Non-Jones Act Handysize Product Carriers:
Average rate	$25,213	$12,319	$28,506	$—
Revenue days	303	242	526	—
ATBs:
Average rate	$18,573	$21,565	$16,620	$22,438
Revenue days	188	685	764	740
Lightering:
Average rate	$65,984	$—	$66,648	$—
Revenue days	529	—	513	—

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Fleet Information

As of September 30, 2019, OSG’s operating fleet consisted of 21 vessels, 10 of which were owned, with the remaining vessels chartered-in. Vessels chartered-in are on bareboat charters.

Vessel Type	Vessels Owned	Vessels Chartered-In	Total Vessels	Total dwt (2)
Handysize Product Carriers (1)	6	11	17	810,825
Refined Product ATBs	2	—	2	59,490
Lightering ATBs	2	—	2	91,112
Total Operating Fleet	10	11	21	961,427

(1)	Includes two owned shuttle tankers, 11 chartered-in shuttle tankers, two non-Jones Act MR tankers that participate in the U.S. Maritime Security Program, all of which are U.S. flagged, as well as two owned Marshall Island flagged non-Jones Act MR tankers trading in international markets.
(2)	Total dwt is defined as aggregate deadweight tons for all vessels of that type.

Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Time charter equivalent revenues	$76,502	$72,055	$241,360	$246,798
Add: Voyage expenses	4,424	8,481	15,762	30,135
Shipping revenues	$80,926	$80,536	$257,122	$276,933

Vessel Operating Contribution

Vessel operating contribution, a non-GAAP measure, is TCE revenues minus vessel expenses and charter hire expenses.

Our “niche market activities”, which includes Delaware Bay lightering, MSP vessels and shuttle tankers, continue to provide a stable operating platform underlying our total US Flag operations. We believe these vessels’ operations are insulated from the forces affecting the broader Jones Act market.

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The following table sets forth the contribution of our vessels:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2019	2018	2019	2018
Niche market activities	$20,435	$19,224	$63,786	$71,475
Jones Act handysize tankers	(1,590)	(6,537)	3,555	(4,072)
ATBs	862	2,424	7,414	9,976
Vessel operating contribution	19,707	15,111	74,755	77,379
Depreciation and amortization	13,324	12,828	38,922	37,627
General and administrative	5,288	6,410	16,917	19,768
Bad debt expense	—	—	4,300	—
Loss on disposal of vessels and other property, including impairments, net	36	—	87	—
Equity in income/(loss) of affiliated companies	156	—	224	(10)
Operating income/(loss)	$1,215	$(4,127)	$14,753	$19,974

(B) EBITDA and Adjusted EBITDA

EBITDA represents net (loss)/income from continuing operations before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted to exclude amortization classified in charter hire expenses, interest expense classified in charter hire expenses, gain/(loss) on disposal of vessels and other property, including impairments, loss on repurchases and extinguishment of debt, non-cash stock based compensation expense and the impact of other items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net (loss)/income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income/(loss) from continuing operations as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA. Prior periods have been adjusted to conform to current year presentation.

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2019	2018	2019	2018
Net (loss)/income	$(3,763)	$11,948	$(2,304)	$18,665
Income tax benefit	(694)	(23,385)	(1,075)	(21,821)
Interest expense	6,047	7,828	19,124	23,401
Depreciation and amortization	13,324	12,828	38,922	37,627
EBITDA	14,914	9,219	54,667	57,872
Amortization classified in charter hire expenses	231	465	692	1,394
Interest expense classified in charter hire expenses	398	428	1,202	1,291
Non-cash stock based compensation expense	450	815	1,212	2,312
Loss on disposal of vessels and other property, including impairments, net	36	—	87	—
Loss on extinguishment of debt, net	24	—	72	981
Adjusted EBITDA	$16,053	$10,927	$57,932	$63,850

(C) Total Cash

($ in thousands)	September 30, 2019	December 31, 2018
Cash and cash equivalents	$49,484	$80,417
Restricted cash - current	60	59
Restricted cash – non-current	114	165
Total Cash	$49,658	$80,641

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